Exhibit 10.32

RMB Facility Loan Contract

Contract No: 2009 hushang（suizhong）liudai 1520090623099

Type of Loan: Working Capital Loan

Borrower (Party A): Huludao Wonder Fruit Co.，Ltd.

Address: Hujia Village, Gaotai Town, Suizhong County

Post Code: 125200

Legal Representative (Chief Officer): Yan Xiaoqin

Lender (Party B): Huludao Industrial-Commercial Bank, Suizhong Branch

Address: No.11，2nd Section of Xinxing Street

Chief Officer: Wang Dong

        Borrower (“Party A”): Huludao Wonder Fruit Co.，Ltd.

Lender (“Party B”): Huludao Industrial-Commercial Bank, Suizhong Branch

Whereas Party A applies to Party B for, and Party B agrees to provide Party A with, a loan facility (the “Facility”). Pursuant to Contract Law, General Rule for Loan and relevant laws and regulations and through consultation, Party A and Party B enter into this Contract:

Article 1. Type of Loan

Working Capital Loan (short-term or middle-term)

Article 2. Use of Loan

2.1 The Loan is used to repay the debt under the loan contracts of No. 003 and 006 in the year of 2004, No.1520080420116 and 6661 in the year of 2008.

2.2 Party B cannot change the use of Loan according to the Contract without the written consent of Party A.

Article 3. Availability Period and Amount of the Facility

The Availability Period the Facility shall commence from   June 26，2009 and end on June 25，2010 (the “Availability Period”).

The amount of the Facility shall be RMB forty one million (in words) (the “Maximum Amount”).

Article 4. Interest Rate, Calculation and Payment of Interests and Fees

4.1 The monthly interest rate applicable to the Loan shall be fixed at 7.5225‰.

4.2 Interest Settlement

The interest rate shall be calculated and paid according to the fixed interest rate, and the 20th day of each month shall be the date for the settlement of interest.

4.3 The interest rate should be flexible with the adjustment of the interest rate of China People’s Bank. In the event of interest rate adjustment, Party B can make an adjustment over the interest rate and calculation method without informing Party A.

Article 5. Repayment

5.1 The source of the repayment will be from, but not limited to, sales payment for goods, profit.

5.2 Interest Payment

Party A shall pay to Party B the due interest on the Interest Payment Date. The first interest payment shall be made on the first Interest Payment Date after the disbursement of the Loan. Upon the maturity date for the Loan, Party A shall pay in full all the unpaid interest together with the principal.

5.3 Method of Repayment

Party A shall deposit into its account with Party B such funds as sufficient to repay the amount due to Party B before each Repayment Date specified in this Contract, and shall automatically transfer such funds to Party B for repayment; or Party A shall transfer a sufficient amount from its other accounts to make such repayment on the aforementioned Repayment Date. If Party A fails to repay any indebtedness punctually, Party B has the right to directly debit for the corresponding amount any account opened by Party A with any branch or office of China Construction Bank.

Article 6. Security for the Loan

6.1 The security(ies) for this Contract shall be Item [2] as below.

(1)	Guarantee

(2)           Mortgage

(3)           Pledge

(4)           Standby Letter of Credit

(5)           Credit Insurance

(6)           Other Forms of Security: Mortgage

6.2 Party A should use all their efforts to coordinate with Party B to sign the Gaurantee contract of No: 20090623300and 20090623702.

6.3 If the status of the Mortgage changed in Creditor’s right, which is likely to cause damage to the interest of the Creditor’s right, Party A should provide a new Mortgage until the Mortgage meets the requirements of Party B.

Article 7. Rights and Obligations of Party A

7.1 Party A has the right to require Party B to keep in confidence relevant financial information and trade secrets relating to production and operation of Party A unless otherwise provided by laws and regulations.

7.2 Party A shall provide relevant financial information and the information relating to production and operation as required by Party B and shall be responsible for the authenticity, integrity and validity of such information.

7.3 Party A undertakes that all settlements and deposits relating to the Loan shall be conducted through its accounts opened with Party B or Party B’s relevant branch.

7.4 Party A shall assist in and accept Party B’s inspection and supervision of its production, operation, financial activities and the utilization of the Loan.

7.5 Party A shall utilize the Loan for the purpose as provided for hereunder.

7.6 Party A shall punctually repay the principal and interest in accordance with this Contract.

7.7 Party A or its investors shall not transfer any funds or assets in order to evade the indebtedness owed to Party B.

7.8 Party A shall give Party B a prior written notice for Party B’s consent if Party A intends to provide security for any third party during the term of this Contract and such security may affect Party A’s ability to make repayment under this Contract.

7.9 Party A shall promptly arrange for new security(ies) satisfactory to Party B where the Guarantor in respect to this Contract ceases or suspends production; its corporate registration is canceled or business license revoked; it is bankrupt or dissolved; it is operating at a loss; or any other negative change has occurred, and such aforesaid incidents result in loss or partial loss of the Guarantor’s ability to secure the Loan, or where the mortgaged or pledged property(ies) for securing the Loan depreciate(s) or is (are) damaged or destroyed.

7.10 Party A shall promptly inform Party B of any relevant changes during the term of this Contract, including without limitation its business name, legal representative (or chief officer), registered office, business purpose or registered capital.

7.11 Where Party A intends to carry out activity(ies) during the term of this Contract which may have an impact on the realization of Party B’s rights hereunder, Party A shall give Party B a [30] banking days prior written notice for its consent to such intended activity(ies) and shall further take sufficient measures to safeguard the repayment of the indebtedness under this Contract and arrange for security in accordance with Party B’s instructions. The aforementioned activities shall include without limitation contracting, leasing, transformation to a stock company, forming an economic association with another enterprise, consolidation, merger, division, setting up a joint venture, application for suspension of production or for winding up or for bankruptcy

7.12 Party A shall promptly inform Party B in writing, take sufficient measures to safeguard the repayment of the indebtedness under this Contract and arrange for security(ies) in accordance with Party B’s instructions if there has occurred to Party A incident(s) during the term of this Contract that may have substantially negative effects on Party B’s performance of its obligations hereunder. The aforementioned incidents shall include without limitation the following: Party A ceases or suspends production; its corporate registration is canceled or business license revoked; its legal representative or high-ranking officers are involved in illegal activities; it is involved in litigation with a major impact; great difficulties arise in respect to its production or operation; or its financial standing deteriorates.

7.13 Party A shall bear all fees and expenses in connection with this Contract and the security(ies) for this Contract including without limitation fees and expenses in respect to legal services, insurance, evaluation, registration, storage, authentication and notarization.

Article 8. Rights and Obligations of Party B

8.1 Party B is entitled to have access to information about production, operation, and financial activities of Party A, and to require Party A to provide financial information and documents in respect to its production and operation.

8.2 If the credit rating of Party A declines, Party B is entitled to adjust or even cancel the Facility that is otherwise available.

8.3 Party B is entitled to debit any account opened by Party A with any branch or office of China Commerce Bank for any amount due to Party B under this Contract.

8.4 Party B shall disburse the Loan to Party A in accordance with this Contract, except for any delay caused by Party A.

8.5 Party B shall keep in confidence financial information and trade secrets in relation to production and operation of Party A unless otherwise required by laws or regulations.

Article 9. Effectiveness，Modification, Rescission and Termination

9.1 The Contract will be effective after the signing and stamping.

9.2 Party B will rescind the contract and ask for repayment and compensation if Party A breaks any item below:

9.2.1 Dissolution and shop closure or revocation of the business license has happened.

9.2.2 There are some changes in the Mortgage under the provision of the contract, which is likely to cause damage to the creditor’s right; in this case, Party A fails to provide a new Mortgage that is satisfactory to Party B.

9.2.3 Other serious default activities.

9.3 If Party A asks for extension of the contract, Party A should offer a written application to Party B with the written consent from cautioner at least 30 days before the contract will expire. The extension contract will not become effective until Party A gets approval from Party B. The loan contract remains effective until the signing of the extension contract.

9.4 Neither Party should make any adjust or expiration without consent from the opposite Party except for the provision already defined in the Contract. Any adjustment or expiration requires approval from both Parties and must be reached by written agreement if the status is necessary.

9.5 The original contract remains effective until both Parties reach a consensus.

Article 10. Amendment to this Contract

Upon effect of this Contract, any Party intending to amend this Contract shall notify the other Party promptly and a written agreement shall be executed if the Parties so agree, unless otherwise provided in this Contract or in any other agreement.

Article 11. Dispute Resolution

11.1 Any dispute arising out of or in connection with this Contract shall be settled through friendly consultation. If no agreement is reached through such friendly consultation, such dispute shall be settled in accordance with the following: item 11.2

11.2 Instituting legal proceedings with the People’s Court in the location of Party B.

11.3 The Parties shall perform this Contract in accordance with the undisputed parts during the course of such legal proceedings or arbitration.

Article 12. This Contract Shall be Made in [2] Counterparts

All documents created within the Availability Period and within the Maximum Amount of the Facility which underlies the debtor-creditor relationship between the Parties (including but not limited to Application for Drawing, Notice of Drawing or other certificates and documents) are integral parts of this Contract.

Article 13. Representations

13.1 Party A is fully informed and aware of the business purpose and powers of Party B.

13.2 Party A has read all the terms of this Contract and Party B has given explanation as required by Party A. Party A hereby acknowledges that it fully understands all terms of this Contract and corresponding legal consequences thereof.

13.3 Party A has the right and power to execute this Contract.

Party A: Huludao Wonder Fruit Co.，Ltd.

Legal Representative (or Chief Officer) or Authorized Representative (Signature):

 /s/：Yan Xiaoqin
Date: 6/26/2009

Party B: Huludao Industrial-Commercial Bank, Suizhong Branch
Chief Officer or Authorized Representative (Signature): /s/: Wang Dong

Date: 6/26/2009